EXHIBIT 10.4

SHAREHOLDERS’ AGREEMENT CONCERNING

WASTECH OF WEST VIRGINIA, INC.

This Shareholders’ Agreement is made on December 22nd, 2006 (the "Agreement Date") by and among Wastech of West Virginia, Inc., a West Virginia corporation (“Company”), Wastech, Inc., an Oklahoma corporation (“Wastech”), and The H.M. Flood Business Trust Ltd., a West Virginia business trust (“Flood Trust” and with Wastech, the "Shareholders").

WHEREAS, the Company is a corporation organized under the laws of the State of West Virginia, and is authorized to issue 1,500 shares of Common Stock;

WHEREAS, Wastech and Flood Trust each own 500 shares of common stock in the Company, which constitutes all of the issued and outstanding capital stock of the Company;

WHEREAS, the sole asset of the Company consists of coal, coal gas and methane rights underlying approximately 144,000 acres of land in various counties in West Virginia (the “Mineral Rights”), which the Company acquired from Flood Trust;

WHEREAS, the Company is indebted to Wastech in the amount of $1,211,500 (the “Wastech Debt”), and to Flood Trust in the amount of $1,025,728 (the “Flood Trust Debt”), and the Wastech Debt and the Flood Trust Debt are secured by mortgage liens on the Mineral Rights;

WHEREAS, Wastech and Flood Trust have entered into an Intercreditor Agreement of even date herewith, which governs the priority of the liens securing the Wastech Debt and the Flood Trust Debt and the manner and priority by which each will be paid from the sale, lease or exploitation of the Mineral Rights;

WHEREAS, it is deemed to be in the best interests of the Company and the Shareholders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Shareholders hereby set forth their agreement with respect to the management of the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, each of the parties hereto hereby covenants and agrees with the others as follows:

ARTICLE I. DEFINITIONS

1.01

Definitions. The following terms and expressions shall have, for all purposes of this Agreement, the meaning set forth below:

(a)

“Affiliate” means a person or persons who:  (i) directly or indirectly, through one or more intermediaries, controls, is controlled by, or under common control with the person(s) in question, or (ii) is an officer, director trustee, manager, or shareholder of the person(s) in question, or a relative of an officer, director trustee, manager, or shareholder of the person(s) in question.  The term “control,” as used in the immediately preceding sentence, means, with respect to a person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled person.

(b)

 “Agreement” means this Agreement, as amended from time to time.

(c)

“Articles” means the Articles of Incorporation of the Company, as amended from time to time.

(d)

“Board” or “Directors” means the board of directors of the Company.

(e)

"Bylaws" shall mean the Bylaws of the Company, as amended from time to time.

(f)

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

(g)

“Cost Basis” shall mean the amount determined, at any point in time, by dividing the amount necessary satisfy the Wastech Debt, the Flood Trust Debt and all other liabilities of the Company, by the number of acres of Mineral Rights.

(h)

“Disposition” shall mean any transfer, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest (including but not limited to voting rights) in or to any shares of stock in the Company.

(i)

“Flood Trust Debt” shall have the meaning that it is defined to have in the recitals to this Agreement.

(j)

“Intercreditor Agreement” shall have the meaning that it is defined to have in the recitals to this Agreement.

(k)

“Majority Vote” shall mean, with respect to a vote by directors, an affirmative written vote of more than 50% of those directors entitled to vote on the matter, and with respect to a vote by shareholders, an affirmative written vote by holders of more than 50% of the issued and outstanding shares.

(l)

 “Mineral Rights” shall have the meaning that it is defined to have in the recitals to this Agreement.

(m)

“Permitted Disposition” means:

(i)

Any Disposition to which all of the Shareholders consent in writing;

(ii)

A Disposition by any Shareholder to any one or more Shareholders of a class consisting of his or her Spouse, his or her descendants, and other Shareholders or to a trust for the benefit of any one or more Shareholders of such class, or to a corporation all of the outstanding stock of which is owned by a corporate Shareholder, provided, however, that no Disposition shall be a Permitted Disposition unless the transferor shall have obtained the written Joinder of the proposed transferee to this Agreement in the form attached hereto as Exhibit A.

(n)

“Spouse” includes a present, future, former or deceased spouse, or the estate, heirs at law or the beneficiaries under a will or trust of such spouse.

(o)

“Supermajority Vote” shall mean, with respect to a vote by directors, an affirmative written vote by directors entitled to vote on a matter, and with respect to a vote by shareholders, an affirmative written vote by the holders of all issued and outstanding shares.

(p)

“Wastech Debt” shall have the meaning that it is defined to have in the recitals to this Agreement.

ARTICLE II. AFFAIRS OF THE CORPORATION

2.01

Election of Directors.

(a)

The number of directors constituting the Board shall be three (3).  With respect to each election of directors of the Corporation, whether at a special or annual meeting and whether by vote or by consent, in each case, in accordance with the provisions for electing directors set forth in the Articles and the Bylaws, then, and in each such event, the Shareholders shall vote all of the shares of Common Stock owned by them or consent in writing with respect to such shares as follows:

(i)

in favor of one (1) director who shall be designated and approved by Wastech;

(ii)

in favor of one (1) director who shall be designated and approved by Flood Trust;

(iii)

in favor of one (1) director who shall be mutually agreed upon by Wastech and Flood Trust.

The parties hereby agree to designate and approve the following individuals pursuant to clauses (i) and (ii) above to serve as the initial Shareholders of the Board effective as of the day after the date hereof: (i) Wastech hereby designates and approves Richard D. Tuorto, Sr. as a director pursuant to Section 2.1(a)(i) hereof; (ii) Flood Trust hereby designates and approves Richard Parris as a director pursuant to Section 2.1(a)(ii) hereof.

(b)

The Shareholders shall vote their shares (1) to remove any director whose removal is requested by the party with the sole power to designate such director under Sections 2.1(a)(i) and (ii), and (2) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 2.1(a) relating to such director.  Vacancies of the Board shall be filled within 10 days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

(c)

So long as this Agreement is in force and effect, the Company shall not, without first obtaining the affirmative vote or written consent of each Shareholder, change the size of the Board, or amend the provisions of this Section 2.1.

2.02

Disposition of Shares.

So long as this Agreement is in force and effect, each Shareholder agrees that it shall not make a Disposition of its shares unless the Disposition is a Permitted Disposition.

2.03

Certificate; Legends.

Each certificate for the Common Stock owned by the Shareholders shall be stamped or otherwise imprinted with legends in substantially the following forms:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

"THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT CONCERNING WASTECH OF WEST VIRGINIA, INC. AND

CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION."

2.04

Right of First Refusal.

(a)

Bona Fide Offer.  In the event a Shareholder (the “Selling Shareholder”) desires to sell (a “Sale”) all (but not less than all) of its shares for valuable consideration, the Selling Shareholder shall first obtain a bona fide offer for the purchase of its shares (the “Offered Shares”).  A “bona fide offer” for purposes of this Agreement shall mean a good-faith offer, in writing, from a third party, not an Affiliate of the Selling Shareholder (the “Proposed Purchaser”), for cash or for terms, with the intent to purchase and sell, and without fraud or collusion, and without any contingencies to consummation of the transaction. Prior to any such Sale, the Selling Shareholder shall give written notice (the “First Refusal Notice”) of the proposed Sale to the Company and to the other Shareholders (such other Shareholders referred to as the “Non-Selling Shareholders”).  A copy of the bona fide offer, and all other documents in connection with the proposed Sale, shall be attached to the First Refusal Notice.  The First Refusal Notice shall constitute an offer by the Selling Shareholder to sell all of the Offered Shares to the Company and the Non-Selling Shareholders on the terms and conditions contained therein.  Specifically, the First Refusal Notice shall set forth all the material terms of the proposed Sale, including without limitation, (i) the name and address of the Proposed Purchaser; (ii) the total consideration to be paid; and (iii) the method and terms of payment.  The First Refusal Notice also shall provide that the Company and the Non-Selling Shareholders shall have the right to purchase all, but not less than all, of the Offered Shares in accordance with the terms and conditions of this Agreement.

(b)

Company's Election to Purchase.  Commencing upon receipt by the Company of the First Refusal Notice and continuing for a period of thirty (30) days thereafter, the Company may, at any time during such thirty (30) day period (the “Company First Refusal Period”), elect to purchase all, but not less than all, of the Offered Shares for the total consideration to be paid as set forth in the First Refusal Notice, unless otherwise agreed by the Selling Shareholder.  In the event the Company elects to purchase the Offered Shares, it must do so by delivering notice of its election to purchase the Offered Shares to the Selling Shareholder and the Non-Selling Shareholders within the Company First Refusal Period.  Unless otherwise agreed to by the Selling Shareholder and the Company, the closing for the purchase of the Offered Shares shall be held at the Company's principal place of business not later than the first business day that is sixty (60) days following the Company's receipt of the First Refusal Notice.  At the Company's option, the price paid at closing for the Offered Shares may be in cash, or upon substantially similar terms as specified in the First Refusal Notice.

(c)

Non-Selling Shareholders' Election to Purchase.  In the event the Company does not elect to purchase the Offered Shares within the Company’s First Refusal Period, the Selling Shareholder shall then notify the Non-Selling Shareholders in writing (the notice of “Company Waiver”) within forty five (45) days following the Company’s receipt of the First Refusal Notice that the Non-Selling Shareholders shall have the right to purchase all, but not less than all, of the Offered Shares for the total consideration to be paid as set forth in the First Refusal Notice.  Commencing upon receipt of the Notice of the Company Waiver and continuing for a period of fifteen (15) days thereafter, the Non-Selling Shareholders may at any time during such fifteen (15) day period (the “Shareholders First Refusal Period”) elect to purchase all, but not less than all, of the Offered Shares for the total consideration to be paid as set forth in the First Refusal Notice, unless otherwise agreed by the Selling Shareholder.  In the event the Non-Selling Shareholders elect to purchase the Offered Shares, they must do so by delivering notice of their election to purchase the Offered Shares to the Selling Shareholder and the Non-Selling Shareholders within the Shareholder First Refusal Period.  Unless otherwise agreed among the Non-Selling Shareholders, each Non-Selling Shareholder shall purchase a portion of the Offered Shares that bears the same ratio as each Non-Selling Shareholder's shares bear to the total shares held by all Non-Selling Shareholders.  Furthermore, unless otherwise agreed by the Selling Shareholder and the Non-Selling Shareholders, the closing for the purchase of the Offered Shares shall be held at the Company's principal place of business within forty five (45) days following the Non-Selling Shareholder's receipt of the Notice of Company Waiver.  At the Non-Selling Shareholder's option, the price paid at Closing for the Offered Shares may be in cash, or upon substantially similar terms as specified in the First Refusal Notice.

(d)

Closing.  At the closing referenced in this Section, the Company or the Non-Selling Shareholders, as the case may be, shall purchase the Offered Shares. Upon receipt of payment of the purchase price as provided in this section, including receipt of executed promissory notes if the purchase price is to be paid other than in cash at closing, the Selling Shareholder shall execute and deliver any and all instruments and documents necessary to effectuate the transfer of the Offered Shares to the Company or the Non-Selling Shareholders, as the case may be, free and clear of any and all taxes, debts, claims, judgments, liens or encumbrances.

(e)

Third Party Transfer.  If the Offered Shares are not purchased by the Company or the Non-Selling Shareholders pursuant to the provisions of this Section 2.04 the Selling Shareholder may transfer the Offered Shares to the Proposed Purchaser at any time for ninety (90) days after the expiration of the Shareholders First Refusal Period, at the price and on the exact same terms specified in the First Refusal Notice.  Subject to the condition that the Proposed Purchaser agrees to be bound by the terms and conditions of this Agreement, and the Offered Shares shall continue to be subject to the terms of this Agreement.

2.05

Conditions of Transfer.  No transferee of any shares by a Shareholder will become the owner and holder of such shares until the following conditions have been satisfied:

(a)

the Disposition is a Permitted Disposition or the Disposition has been approved by a Majority Vote of the non-transferring Shareholders;

(b)

the transferor Shareholder must have executed a written instrument of transfer of its shares in form and substance satisfactory to the non-transferring Shareholders;

(c)

if the transferee is not already bound hereby as a Shareholder, he, she or it shall execute and deliver to the Company a joinder in substantially the form of Exhibit A;

(d)

the transferor Shareholder and the transferee must have executed a written agreement, in form and substance satisfactory to the non-transferring Shareholders, to indemnify and hold the Company and the non-transferring Shareholders harmless from and against any loss or liability arising out of the Disposition;

(e)

upon request by the Shareholders, the transferor must have delivered to the Company a written opinion of counsel for the Company or of other counsel reasonably satisfactory to the non-transferring Shareholders (which opinion shall be obtained at the expense of the transferor) that such Disposition will not result in a violation of applicable law or this Agreement; and

(f)

unless otherwise waived by the Shareholders, the transferee or transferor must have paid the expenses incurred by the Company in connection with the transfer of shares to the transferee.

2.06

Additional Issuances of Common Stock.

In the event additional shares of Common Stock are issued by the Company to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Common Stock, the Company shall cause such additional shares of Common Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement.

2.07

Duration of Agreement; Effect of Termination.

(a)

This Agreement shall expire ten years from the date of execution of this Agreement.

(b)

This Agreement shall terminate at such time that all of the outstanding shares of the Company are owned by one (1) Shareholder.

2.08

Actions Requiring a Supermajority Vote.

So long as this Agreement is in force and effect, the Company shall not, except pursuant to a Supermajority Vote of the Shareholders:

(a)

pay any compensation to any Shareholder or officer of the Company;

(b)

enter into any transaction with any Shareholder or officer, or any affiliate thereof, of the Company;

(c)

enter into any written employment or consulting agreement, other than the consulting agreement with John Hale that is being executed contemporaneous herewith;

(d)

enter into any contracts which obligate the Company to pay more than $5,000;

(e)

increase the base compensation or other benefits of any employee by more than 10%;

(f)

make any change in any employee benefit plan which would materially increase the cost thereof or adopt any new employee benefit plan;

(g)

issue or commit to issue any shares of Common Stock in the Company, or repurchase any outstanding shares of Common Stock in the Company;

(h)

grant any options, warrants, or other rights to subscribe for or purchase or otherwise acquire any shares of Common Stock in the Company or issue or commit to issue any securities convertible into or exchangeable for shares of Common Stock in the Company;

(i)

declare, set aside, or pay any dividend or distribution with respect to shares of Common Stock in the Company;

(j)

directly or indirectly redeem, purchase, or otherwise acquire or commit to acquire any shares of Common Stock in the Company or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any loan or financing agreement;

(k)

effect a split or reclassification of shares of Common Stock in the Company;

(l)

change its articles of organization, bylaws, or other governing instruments, except to effectuate the transactions contemplated by this Agreement, except for any amendment necessary to increase the number of authorized shares to the extent necessary to issue any shares required to be issued under Section 2.09(b) herein;

(m)

borrow or agree to borrow any funds, except for Shareholder Loans or Shareholder Deficit Loans pursuant to Section 2.09 herein;

(n)

waive or commit to waive any right of substantial value; or

(o)

sell any Mineral Rights for less than the Cost Basis of the Mineral Rights.

2.09

Capital Calls. The Shareholders recognize that the income produced by the Company may be insufficient to pay the cost of operating the Company, pay costs necessary to market the Mineral Rights or ad valorem real estate taxes assessed against the Mineral Rights.  If, in the opinion of the board of directors by a Majority Vote, additional funds are required by the Company for any of the foregoing reasons, or to make necessary capital investments, the board of directors is authorized to approve a demand that Shareholders loan additional cash to the Company (hereinafter, a “Capital Call”). Each Shareholder shall be required to loan additional funds (hereinafter, a “Shareholder Loan”) to the Company in proportion to its ownership percentage in the Company at the time of the Capital Call.  Each Capital Call shall be evidenced by a written notice sent to all Shareholders by the chairman of the board, which notice specifies the total amount of cash demanded, the amount required from each Shareholder, and a general description of the reason for the additional capital contribution. All Shareholder Loans shall bear interest at 8% per annum and be secured by a first lien against the Mineral Rights, shall be repaid from the first available proceeds from the sale, lease or exploitation of the Mineral Rights, and each Shareholder hereby subordinates its lien against the Mineral Rights to the extent necessary to provide for the prior repayment of any Shareholder Loans that are outstanding at any time.  If any Shareholder is unwilling or unable to make, within thirty (30) days, any or all of such Shareholder’s proportionate Shareholder Loan upon a Capital Call, then the other Shareholders shall each have the right to make up such deficit amount (hereinafter, a “Shareholder Deficit”) in any proportion that they decide. If the other Shareholders, or any one of them, makes up a Shareholder Deficit pursuant to the foregoing sentence, such Shareholder(s) shall have the option to treat the Shareholder Deficit as follows either a loan to the Company (hereinafter, a “Shareholder Deficit Loan”) or a purchase of new shares of Common Stock, which election shall be made, in writing, at the time the Shareholder Deficit is satisfied.

(a)

If a Shareholder elects to treat the advance of funds as a Shareholder Deficit Loan, then the loan shall bear interest at 15% per annum, shall be secured by a first lien against the Mineral Rights, which lien shall have priority over the Wastech Debt, the Flood Trust Debt, any other Shareholder Loans, but shall be pari passu with any other Shareholder Deficit Loans.  The Shareholder Deficit Loans shall be repaid from the first available proceeds from the sale, lease or exploitation of the Mineral Rights, and each Shareholder hereby subordinates its lien against the Mineral Rights to the extent necessary to provide for the prior repayment of any Shareholder Loans that are outstanding at any time.

(b)

If a Shareholder elects to treat the advance of funds as a purchase of additional shares of Common Stock, the Company shall issue the Shareholder additional shares of Common Stock equal to the amount of funds advanced divided by $1,000.

ARTICLE III. GENERAL PROVISIONS

3.01

Entire Agreement. This Agreement constitutes the sole understanding of the Parties with respect to its subject matter. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the persons who then hold a majority of the shares sign and execute the change in writing. It is agreed by the Shareholders that each Individual Shareholder shall indemnify and hold harmless the Company for any liability it may incur under this Agreement.

3.02

Parties Bound By Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors, assigns, heirs and legal representatives.

3.03

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be for all purposes be deemed to be an original and all of which shall constitute the same instrument.

3.04

Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Nevada. The parties expressly consent that venue for any dispute arising under this Agreement shall be in any state or federal court sitting in Nevada.

3.05

Agreement as Part of Corporate Records. An original, executed copy of this Agreement, and any and all amendments to this Agreement, and any notices under this Agreement shall be maintained as part of the records of the Company.

3.06

Number and Gender. Words importing the singular include the plural and vice versa and words importing gender include all genders.

3.07

Headings. The Article, Section and Subsection headings are (a) not to be considered part of this Agreement; (b) included solely for convenience; (c) not intended to be full or accurate descriptions of the content of such Article, Section, or Subsection; and (d) not to be considered in the interpretation hereof.

3.08

Interpretation. If any conflict shall appear between the Articles of Incorporation or the bylaws of the Company, the provisions of this Agreement shall govern rather than the provisions of such Articles of Incorporation or bylaws, and any such conflict shall be resolved by an amendment to the appropriate articles of incorporation or bylaws.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement on the date first written above.

WASTECH OF WEST VIRGINIA, INC. /s/ Richard D. Tourto ___________________________ By: Richard D. Tuorto, Sr. Its: Chief Executive Officer
WASTECH, INC. /s/ Richard D. Tourto ________________________ By: Richard D. Tuorto, Sr. Its: Chief Executive Officer	H.M. FLOOD TRUST /s/ Richard Parris ________________________ By: Richard Parris, Trustee

EXHIBIT A

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Shareholders’ Agreement dated on or about December ___, 2006 (the "Shareholders’ Agreement"), by and among Wastech of West Virginia, Inc., a West Virginia corporation (the "Corporation"), Wastech, Inc. and H.M. Flood Trust (the “Shareholders”).

By executing and delivering this Joinder Agreement to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Shareholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.  The undersigned agrees that he/she/it shall be a Shareholder as such term is defined in the Shareholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, __.

_________________________________

Signature

_________________________________

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